UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2005
THERMA-WAVE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26911 (Commission File Number)	94-3000561 (IRS Employer Identification No.)
1250 Reliance Way
Fremont, California 94539
(Address of principal executive offices, including Zip Code)
(510) 668-2200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
     On February 4, 2005, the Board of Directors of Therma-Wave, Inc. (the “Company”), approved an amendment to the Company’s 2000 Employee Stock Purchase Plan (the “Plan”), subject to stockholder approval, increasing the number of shares of common stock reserved for issuance under the Plan from 2,500,000 to 3,500,000.
     On August 18, 2005, the Board of Directors additionally amended and restated the Plan to, among other things, modify the Offering and Purchase Periods (as defined in Plan) in connection with the grant, exercise and sale of options under the Plan.
     On August 18, 2005, at the Company’s Annual Meeting of Stockholders, the Company’s stockholders approved the amendment to the Plan increasing the number of shares of common stock reserved for issuance under the Plan from 2,500,000 to 3,500,000.
     A copy of the amended Plan is attached as Exhibit 10.1 to this current report on Form 8-K and is incorporated by reference herein.
ITEM 9.01 Financial Statements and Exhibits
          (c) Exhibits

Exhibit
No.	Description
10.1	2000 Employee Stock Purchase Plan, as amended

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMA-WAVE, INC.

/s/ Joseph J. Passarello

Date: August 23, 2005	Name:	Joseph J. Passarello
	Title:	Senior Vice President and Chief Financial
Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.1	2000 Employee Stock Purchase Plan, as amended